Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-223715) of WillScot Corporation of our report dated January 16, 2018 relating to the financial statements of Modular Space Holdings, Inc. (“Successor”), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

July 24, 2018

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-223715) of WillScot Corporation of our report dated January 16, 2018, except for the changes in the manner in which the Company accounts for goodwill discussed in Note 2 to the consolidated financial statements, as to which the date is July 20, 2018 relating to the financial statements of Modular Space Holdings, Inc. (“Predecessor”), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 24, 2018